Exhibit 2.2(e){PRIVATE }
     NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF TO A PERSON OTHER THAN AN AFFILIATE OF THE HOLDER THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY SETTING FORTH THE BASIS FOR APPLYING ANY SUCH RULE TO THE PROPOSED TRANSFER.
     PAYMENTS UNDER THIS WARRANT OR WITH RESPECT TO THE SHARES ISSUED UPON EXERCISE THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS IMPOSED BY THE
     SUBORDINATION AGREEMENT DATED                    AMONG ECB, INC.,
     HANDEX CORPORATION AND SOUTHTRUST BANK OF ALABAMA, N.A.

                      WARRANT B TO PURCHASE
                85,000 SHARES OF COMMON STOCK OF
                            ECB, INC.
                          ============
          ORIGINAL ISSUE DATE:                     , 19
                              ----------------------   -----

          THIS IS TO CERTIFY THAT HANDEX CORPORATION, a Delaware corporation, or registered assigns, is entitled, at any time during the Exercise Period (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from ECB, Inc., a corporation organized under the laws of the State of Florida (the "Company"), Eighty-Five Thousand (85,000) shares (subject to adjustment as provided herein) of Common Stock of the Company at a per share purchase price equal to One Dollar and Sixty Cents ($1.60) (the initial "Current Warrant Price," subject to adjustment as provided herein), all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is issued pursuant to the Stock Purchase Agreement (as defined herein).








                               -1-
{PRIVATE }     "DEFINITIONS"
          As used in this Warrant, the following terms have the respective meanings set forth below:
          "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Original Issue Date.
          "Affiliate" shall mean, as applied to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote fifty percent (50%) or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
          "Applicable Law" shall mean a statute, law (including common law), treaty, rule, code, ordinance, regulation, permit, license, certificate, order, judgment, decree, injunction, writ, or other binding determination or like action of any Governmental Authority, as in effect from time to time.
          "Book Value" per share of Common Stock as of any specified date shall mean the consolidated book value of the Company and its Subsidiaries as of that date, divided by the number of Fully Diluted Outstanding shares of Common Stock as of such date. Such book value shall be determined in accordance with GAAP, except that there shall be no reduction in such book value by reason of any amount that may be required either as an offset to or reserve against retained earnings or as a deduction from book value as a result of the existence, issuance, anticipated exercise of or anticipated cost to the Company of the repurchase of any of the Warrants.
          "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Florida.
          "Call" shall have the meaning set forth in Section 12.3 hereof. "Change of Control" shall mean any event, including without limitation an issuance or sale of Additional Shares of Common Stock or shares of any other class or series of capital stock of the Company or Convertible Securities, that would or could result in the owners or holders of shares of Common Stock on the Original Issue Date (i) having the right to exercise less than fifty-one percent (51%) of the total voting power of the Company for the election of directors after such issuance or sale or (ii) owning in less than twenty-five percent (25%) of the Fully Diluted Outstanding Shares of Common Stock.
          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.
          "Common Stock" shall mean the Company's Common Shares, $.01 par value. "Company" shall mean ECB, Inc., a corporation organized under the laws of the State of Florida, and any successor corporation.
          "Company Default" shall mean (a) the breach of any warranty or the inaccuracy at the time when made of any representation made by the Company herein or (b) the failure by the Company to comply with any covenant of the Company contained herein.


                               -2-
          "Consolidated" refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with GAAP.
          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, or options, warrants or other rights that are exercisable for, shares of Common Stock that, when issued, would constitute Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.
          "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Current Warrant Price set forth in the preamble of this Warrant as adjusted pursuant to Section 4 hereof.
          "Designated Office" shall have the meaning set forth in Section 11 hereof.
          "Dilution Fee" shall have the meaning set forth in Section 14 hereof. "Discounted Earnings Value" shall mean an amount equal to (i) four (4)
times the Consolidated earnings of the Company and its Subsidiaries before amortization, depreciation, interest and taxes for the preceding twelve months, less outstanding Indebtedness and the redemption price of any shares of Series A Preferred Stock of the Company then outstanding, plus the average amount of cash and marketable securities of the Company for the preceding six months (using month end balances to obtain such average), divided by (ii) the number of Fully Diluted Outstanding shares of Common Stock, as of such date.
          "Early Redemption Period" shall mean the ten (10) day period following redemption by the Company at par of all 2,000 of its shares of Series A Preferred Stock, provided such redemption occurs on or before April 15, 1998.
          "Earnings Value" shall mean an amount equal to (i) four and one-half (4.5) times the Consolidated earnings of the Company and its Subsidiaries before amortization, depreciation, interest and taxes for the preceding twelve months, less outstanding Indebtedness and the redemption price of any shares of Series A Preferred Stock of the Company then outstanding, plus the average amount of cash and marketable securities of the Company for the preceding six months (using month end balances to obtain such average), divided by (ii) the number of Fully Diluted Outstanding shares of Common Stock, as of such date.
          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
          "Excluded Shares" shall mean (i) up to a total of 290,000 shares of Common Stock issued by the Company either directly or pursuant to options to senior management employees of the Company other than George Bannon and Roger Eatman, on or before March 31, 1998 and having a price per share payable in cash in full of not less than Eighty-Eight Cents ($0.88) per share and/or issued to such employees after such date and having a price per share payable in cash in full of not less than One Dollar Seventy-Five Cents ($1.75) per share, (ii) up to a total of 90,000 shares of Common Stock issued by the Company either directly or pursuant to options to middle management employees of the Company and having a price per share payable in cash in full of not less than One Dollar Seventy-Five Cents ($1.75) per share, and (iii) shares of Common Stock issued pursuant to the Southcoast Warrant.
          "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.
          "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

                               -3-
          "Fair Value" per share of Common Stock as of any specified date shall mean (i), if the Fair Value is being determined in connection with a Qualifying Public Offering, the Public Offering Price per share of Common Stock as of such date or (ii) otherwise, the higher of (A) seventy-five percent (75%) of the Book Value as of the last day of the fiscal quarter last preceding the occurrence of the event requiring such Fair Value to be determined, and (B) the Earnings Value or Discounted Earnings Value (whichever applicable) per share of Common Stock as of such date.
          "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and the maximum number of shares of Common Stock issuable in respect of Convertible Securities and options and warrants to purchase shares of Common Stock or Convertible Securities outstanding on such date (whether or not the rights to convert, exchange or exercise thereunder are presently exercisable), including the maximum number of shares issuable under the Warrants; provided that the maximum number of shares of Common Stock issuable in respect of Convertible Securities and options and warrants to purchase shares of Common Stock or Convertible Securities outstanding on such date shall be adjusted in accordance with the "treasury stock" method determined under GAAP pursuant to Accounting Principles Board Opinion 15.
          "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.
          "Governmental Authority" shall mean any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
          "Handex" shall mean Handex Corporation, a Delaware corporation, and any successor entity.
          "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.
          "Indebtedness" shall have the meaning given to the term "Debt" in the Series A Note, other than any and all obligations of the Company to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Company or any warrants, rights or options to acquire such capital stock, however valued, and whether or not currently exercisable.
          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), proxy, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property (whether now owned or hereafter acquired) of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under any lease having substantially the same economic effect as any of the foregoing and the filing of any financial statement or similar notice (other than a precautionary financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.
          "Majority Warrant Holders" shall mean the holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all Warrants.


                               -4-
          "Officers' Certificate" shall mean a certificate executed on behalf of the Company by its Chairman, its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer.
          "Opinion of Counsel" shall mean a written opinion of counsel experienced in securities laws chosen by the holder of this Warrant or Warrant Stock issued upon the exercise hereof, such opinion and such counsel being reasonably acceptable to the Company.
          "Original Issue Date" shall mean the date on which the Original Warrant is issued, as set forth on the cover page of this Warrant.
          "Original Warrant" shall mean the Warrant originally issued by the Company to Handex on the Original Issue Date.
          "Other Securityholders" shall mean holders of Registrable Securities under Warrant A and under the Southcoast Warrant.
          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.
          "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.
          "Public Offering Price" shall mean the daily market price of a share of Common Stock of the Company, as of the date of the issuance of Common Stock in connection with a Qualifying Public Offering. The "daily market price" for such day shall be (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, or
(ii) if such Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, (A) as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., or (B) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (C) if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc., or any successor corporation thereto, reasonably selected by the Company.
          "Put" shall have the meaning set forth in Section 12.1 hereof. "Qualifying Public Offering" shall mean either (i) the first public offering of shares of the Company's Common Stock pursuant to a registration statement filed with the Commission as a result of which the Company receives net proceeds equal to or greater than Ten Million Dollars ($10,000,000) or (ii) any public offering of shares of Common Stock by the Company or by the holders thereof after its first public offering, regardless of size.

          "Redemption Notice" shall have the meaning set forth in Section 12.3 hereof.
          "Redemption Period" shall mean the period beginning on the sixth anniversary of the Original Issue Date.
          "Redemption Price" shall have the meaning set forth in Section 12.3.


                               -5-
          "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.
          "Registrable Securities" shall mean the issued Warrant Shares that have not been registered and sold to the public.
          "Registrable Securityholder" shall mean any holder of outstanding Registrable Securities that have not been sold to the public.
          "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 13.1, 13.2 and 13.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).
          "Repurchase Notice" shall have the meaning set forth in Section 12.1 hereof.
          "Repurchase Period" shall mean the period beginning on the first to occur of (i) the sixth anniversary of the Original Issue Date, (ii) any merger or consolidation of the Company with another Person pursuant to which the Company is not the surviving entity, (iii) the sale or other disposition (including disposition by merger or consolidation) by the Company or any Subsidiary of assets (including the stock of any Subsidiary) representing more than sixty percent (60%) of either (A) the aggregate fair market value of the assets of the Company and its Subsidiaries determined on a Consolidated basis or
(B) the total revenues of the Company and its Subsidiaries determined on a Consolidated basis, (iv) a Change of Control, and (v) a Qualifying Public Offering.
          "Repurchase Price" shall have the meaning set forth in Section 12.1 hereof.
          "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the first restrictive legend set forth in Section 8.1(a) hereof.
          "Securities Act" shall mean the Securities Act of 1933, as amended. "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder, and any blue sky fees and expenses excluded from the definition of "Registration Expenses."
          "Senior Lender" shall mean any commercial bank or other financial institution from which the Company borrows funds, regardless of the priority, if any, among such lenders.
          "Series A Note" shall mean the Promissory Note referred to in the Stock Purchase Agreement.
          "Shareholders Agreement" shall mean the Shareholders Agreement referred to in the Stock Purchase Agreement.
          "Southcoast Warrant" shall mean the warrant to acquire 46,200 shares of Common Stock at Eighty-Eight Cents ($0.88) per share issued by the Company to Southcoast Securities Corporation.

                               -6-
          "State Acts" shall mean any applicable state or local securities acts. "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of November 4, 1996 between the Company and Handex, as such agreement may be amended.
          "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.
          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.
          "Warrant A" shall mean the warrant to acquire 300,000 shares of Common Stock at One Dollar Thirty-Two Cents ($1.32) per share issued by the Company to Handex.
          "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Current Warrant Price as of the date of such exercise.
          "Warrants" shall mean the Original Warrant and all Warrants issued upon transfer, division or combination of, or in substitution for, such Original Warrant or any other such Warrant.
          "Warrant Shares" shall mean shares of Warrant Stock.
          "Warrant Stock" shall mean the shares of Common Stock issued, issuable or both (as the context may require) to the holders of Warrants upon the exercise thereof or issued upon the transfer of such shares until such time as such shares of Common Stock have either been sold in a public offering pursuant to a registration statement filed under the Securities Act or sold pursuant to Rule 144 thereunder.













                               -7-
{PRIVATE }     "EXERCISE OF WARRANT"
          {PRIVATE }     "Manner of Exercise".  From and after the Original
Issue Date and until the later of (a) the sixth anniversary of the Original Issue Date or (b) the first anniversary of payment in full of the indebtedness due under the Series A Note, the Holder may from time to time exercise this Warrant, on any Business Day, for all or any part (exceeding 10%) of the number of shares of Common Stock then purchasable hereunder.
          In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at the Designated Office (i) a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney. Upon receipt of an Exercise Notice, the Company shall, as promptly as practicable, and in any event within ten (10) calendar days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggre-gate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name (provided that such Person is permitted to be a transferee hereunder) as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the items specified in clauses (i) through (iii) above are received by the Company. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.
          Payment of the Warrant Price may be made, at the option of the Holder, by (i) wire transfer of immediately available funds, (ii) certified or official bank check and/or (iii) surrender of the right to purchase shares of Warrant Stock pursuant hereto to the extent such shares have a Fair Value in excess of the Current Warrant Price.
          {PRIVATE }     "Payment of Taxes".  All shares of Common Stock
issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by Applicable Law upon the Holder, in which case such taxes or charges shall be paid by the Holder, and the Company shall reimburse the Holder therefor (other than for net income, personal property or capital gains taxes).
          {PRIVATE }     "Fractional Shares".  The Company shall not be required
to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in

                               -8-
respect of such final fraction in an amount equal to the same fraction of the Fair Value of one share of Common Stock on the date of exercise.
          {PRIVATE }     "Continued Validity and Application".  A holder of
shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any transferee of such shares (other than a transferee who acquires such shares after the same have been publicly sold pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 or Rule 144A thereunder), shall continue, with respect to such shares, to be entitled to all rights and to be subject to all obligations that are applicable to such holder by the terms of this Warrant.
          The Company shall, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Warrant Stock issued upon such exercise hereof (including any such transferee), acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder such rights referred to in this Section 2.4; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.
          At the time of any exercise of this Warrant or of any transfer of this Warrant or shares of Warrant Stock pursuant to Section 3 and Section 8 hereof, as a condition to such exercise or transfer, any Person acquiring this Warrant or shares of such Warrant Stock in such transaction shall, if so requested by the Company, acknowledge in writing in a form reasonably satisfactory to the Company, that such holder will be subject to the continuing obligations referred to in this Section 2.4.
{PRIVATE }     "TRANSFER, DIVISION AND COMBINATION"
          {PRIVATE }     "Transfer".  Subject to compliance with Sections 8 and
12, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and, if such transfer is not to be made pursuant to Section 12, funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and delivery, and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
          {PRIVATE }     "Division and Combination".  Subject to compliance with
Section 8, this Warrant may be divided or combined with other Warrants upon presentation thereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with
Section 3.1 and with Section 8 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
          {PRIVATE }      "Expenses".  The Company shall prepare,
issue and deliver at its own expense (other than transfer taxes) any new Warrant or Warrants required to be issued under this Section 3.


                               -9-
          {PRIVATE }     "Maintenance of Books".  The Company agrees to
maintain, at the Designated Office, books for the registration and transfer of the Warrants.
     {PRIVATE} "ANTIDILUTION PROVISIONS; PREEMPTIVE RIGHTS; ADJUSTMENT UPON THE HAPPENING OF CERTAIN EVENTS"
          {PRIVATE }     "Adjustment of Number of Shares Purchasable and
Exercise Price". The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such share may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as is more fully set forth in this Section 4.
                    Adjustment of Exercise Price. In the event the Company shall:
                         declare a dividend or make a distribution on its
Outstanding Common Stock in Common Stock or Convertible Securities;
                         subdivide or reclassify any of its Outstanding Common
Stock into a greater number of shares; or
                      combine or reclassify any of its Outstanding Common Stock into a smaller number of shares;
then, upon the occurrence of such event or action, the Current Warrant Price shall be adjusted, effective immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, to the price calculated by multiplying the Current Warrant Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which is the total number of shares of Common Stock immediately prior to giving effect to such dividend, distribution, subdivision, combination or reclassification and the denominator of which is the total number of shares of Fully Diluted Outstanding shares of Common Stock immediately after giving effect to such dividend, distribution, subdivision, combination or reclassification.
                    Adjustment of Number of Shares Purchasable. Upon any adjustment of the Current Warrant Price as provided in this Section 4.1, the holder hereof shall thereafter be entitled to purchase, at the Current Warrant Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest .001 of a share) obtained by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.
                    Calculation of Adjustment. Any adjustment of the Current Warrant Price pursuant to this section shall be calculated to $.000001 per share of Common Stock.
                    Reorganization, Reclassification or Recapitalization of Company. In case of any capital reorganization or reclassification or recapitalization of the capital stock of the Company (other than in the cases referred to in subsection (a)(i), (ii), or (iii) of this Section 4.1), or in case of the consolidation or merger of the Company with or into another corporation, or in case of the sale or transfer of the property of the Company as an entirety or substantially as an entirety, there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) the number of shares of stock or other securities or property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant or any portion hereof at

                              -10-
the time would have been entitled upon such capital reorganization or reclassification of capital stock, consolidation, merger or sale, and at the same aggregate Current Warrant Price.
          Prior to and as a condition of the consummation of any transaction described in the preceding sentence, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter by exercising the Warrant to purchase the kind and amount of shares of stock or other securities or property which would have been receivable upon such consummation had this Warrant been exercised in full immediately prior thereto. Any such provisions shall also include adjustments which shall be as nearly equivalent as practicable to the adjustments as provided for in this Section 4. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company and the successor entity which agreement shall bind such entity, shall be accompanied by an opinion of counsel as to the enforceability of such agreement and shall be approved by the Majority Warrant Holders, which approval shall not be unreasonably withheld.
                    Other Dilutive Events. Except for issuances and sales of Excluded Shares, in case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then the Holder of this Warrant may request in writing within one hundred twenty (120) days after it receives notice of such event that the Company examine the propriety of an adjustment to the Current Warrant Price and number of shares of Common Stock subject to this Warrant. Unless the Company and the Holder of this Warrant shall have theretofore mutually agreed upon an adjustment, or that no adjustment is required, within thirty (30) days after the receipt of such request, the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regularly engaged accountants of the Company), to give an opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein. If such opinion states that no such adjustment is necessary, the holder hereof shall reimburse the Company for one-half of the cost and expense of such opinion. The Company covenants and agrees not to issue or sell shares of Common Stock or Convertible Securities or grant options to acquire shares of Common Stock or Convertible Securities to its shareholders as of the date hereof or to employees of the Company, except as contemplated by the Excluded Shares, and that any such sale at a price per share of less than Eighty-Eight Cents ($0.88) shall constitute the basis for an adjustment pursuant to the terms hereof.
                    Record Date. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then all references in this Section 4 to the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, shall be deemed to be references to such record date.
          {PRIVATE }     "Rights Offering".  In the event the Company shall
effect an offering of Common Stock pro rata among its stockholders, the holder hereof shall be entitled, at its option, to elect to participate in each and every such offering as if this Warrant had been exercised and such holder were, at the time of any such rights offering, then a holder of that number of shares of Common Stock to which such holder is then entitled on the exercise hereof.


                              -11-
          {PRIVATE }     "Preemptive Rights".
                    General. Subject to the provisions of Section 4.3(b) hereof, (i) the Company shall notify in writing the Holder of this Warrant or holder of shares of Warrant Stock issued upon the exercise of this Warrant (each, a "Preemptive Rights Offeree") of any issuance or sale of Additional Shares of Common Stock or Convertible Securities and (ii) each Preemptive Rights Offeree shall, upon the issuance or sale by the Company of Additional Shares of Common Stock or Convertible Securities, have the right, during the period beginning at such issuance or sale and ending on the thirtieth (30th) day following the receipt by the Preemptive Rights Offeree of such notification and on the same terms and conditions as such issuance or sale, to purchase additional shares of Common Stock of the Company sufficient to maintain the percentage of the Fully Diluted Outstanding shares of Common Stock which such Preemptive Rights Offeree owns, or would be entitled to purchase upon the exercise of this Warrant (regardless of whether this Warrant is then exercis-
able), determined immediately prior to such issuance or sale.
                    Exceptions to Preemptive Rights. Notwithstanding the provisions of Section 4.3(a) hereof, the Company shall not be required to provide the notice or grant the rights provided for in Section 4.3(a) in connection with:
                         issuances or sales of Common Stock upon the exercise of
this Warrant;
                         the issuance of shares of Common Stock pursuant to a
rights offering in which the holder hereof elects to participate under the provisions of Section 4.2;
                     the issuance or sale of Common Stock or Convertible Securities in connection with the acquisition by the Company of a business, which issuance or sale has been approved by a unanimous vote of the Board of Directors of the Company; or
                         the issuance or sale of Excluded Shares.
          {PRIVATE }     "Certificates and Notices".
                    Adjustments to Current Warrant Price. Upon any adjustment of the Current Warrant Price, a certificate, signed (i) by the Chairman, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, or (ii) by any independent firm of certified public accountants of recognized national standing selected by, and at the expense of, the Company, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the holder of this Warrant specifying the adjusted Current Warrant Price and the number of shares of Common Stock issuable upon exercise of such holder's Warrant after giving effect to the adjustment of such number pursuant to subsection (b) of Section 4.1.
                    Extraordinary Corporate Events. In case at any time while this Warrant is Outstanding, (i) the Company proposes to pay any dividend payable in stock to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock; (ii) the Company proposes to offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options; (iii) the Company proposes to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock); (iv) the Company proposes to effect any capital reorganization, consolidation or merger; (v) the Company proposes to effect any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety; (vi) the

                              -12-
Company proposes to commence the liquidation, dissolution or winding up of the Company; or (vii) the Company proposes to issue to any person or persons any options or other rights to subscribe for or to purchase shares of Common Stock or any Convertible Securities which would cause such acquiror or acquirors, collectively, to own, and/or to have the right to obtain ownership, upon exercise of such options or other rights or upon conversion or exchange of such Convertible Securities, of an aggregate of 50% or more of the then Fully Diluted Outstanding shares of Common Stock of the Company; or (viii) any action or transaction giving rise to a Put right is proposed to occur, then, in each such case, the Company shall mail to the Holder of this Warrant notice of such proposed action, which shall specify the date on which the books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up, issuance, sale or other transfer or action shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. In the case of any action covered by clause (i) or (ii) above, such notice shall be mailed at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer. In the case of any action covered by clause (iii), (iv), (v), (vi) or (vii), such notice shall be mailed at least thirty (30) days prior to the date upon which such action takes place or commences, as the case may be, and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive any such securities or other property, and each such notice shall provide full particulars regarding such action.
                    Effect of Failure. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this Section 4.4 shall not affect the legality or validity of the adjustment of the Current Warrant Price, the number of shares of Common Stock purchasable upon exercise of this Warrant, or any transaction giving rise thereto.
     {PRIVATE}"NO IMPAIRMENT; REGULATORY COMPLIANCE COOPERATION; FURTHER ASSURANCES"
          The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securi-ties or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value (if any) of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens (other than those created by actions of the Holder), (c) use its best efforts to obtain all such authorizations, exemptions or consents from any Governmental Authority as may be necessary to enable the Company to perform its obligations under this Warrant and (d) execute, acknowledge and deliver such other further agreements, instruments and documents and do such further acts as may be necessary to preserve and maintain in full force and effect this Warrant and the rights of the Holder herein and to carry out more effectively the provisions and purposes of this Warrant.


                              -13-
     {PRIVATE }"RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY"
          From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock, free from preemptive rights, as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens other than those created by actions of the Holder.
          Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any Governmental Authority.
          If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any Governmental Authority under any federal or state law (otherwise than as provided in Section 8) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.
{PRIVATE }     "TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS"
          In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.
{PRIVATE }     "TRANSFER AND REGISTRATION"
          The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.
          {PRIVATE }     "Restrictive Legends".  (a) Except as otherwise
provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with four legends in substantially the following forms:
     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR
     ANY STATE SECURITIES LAW.  NO TRANSFER OF THE SHARES REPRESENTED BY
     THIS CERTIFICATE TO A PERSON OTHER THAN AN AFFILIATE OF THE HOLDER
     THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES
     ACT, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR
     (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY EITHER A NO ACTION LETTER FROM THE SECURITIES
     AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY
     SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER
     IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
     OF ANY APPLICABLE STATE SECURITIES LAWS OR (C) SUCH TRANSFER IS
     PURSUANT TO RULE 144 OR RULE 144A UNDER THE SECURITIES ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE IN FORM

                              -14-
     AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY SETTING FORTH THE BASIS FOR APPLYING ANY SUCH RULE TO THE PROPOSED TRANSFER.
     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT
     OF AND ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS CONTAINED IN
     THE WARRANT, PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE
     ISSUED.  A COPY OF SUCH WARRANT IS ON FILE AND AVAILABLE AT THE
     OFFICES OF THE COMPANY.  ANY PERSON WHO PURCHASES OR ACQUIRES SUCH
     SHARES ACCEPTS SUCH SHARES SUBJECT TO SUCH CONDITIONS.
     THE COMPANY WILL MAIL TO THE HOLDERS OF THE SHARES EVIDENCED BY THIS CERTIFICATE, WITHOUT CHARGE, A COPY OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND OF THE DIFFERENT CLASSES OF SHARES
     OR DIFFERENT SERIES WITHIN A CLASS, THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS AND THE
     VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE
     VARIATIONS FOR FUTURE SERIES, WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.
     THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED
     BY THE OWNER HEREOF ONLY BY FULLY COMPLYING WITH THE SHAREHOLDERS
     AGREEMENT DATED                  , 1996, TOGETHER WITH ANY AMENDMENTS
     THERETO, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE CORPORATION.
     ANY PERSON WHO PURCHASES OR ACQUIRES SUCH SHARES OF STOCK IN THIS CORPORATION (INCLUDING BY GIFT OR BY PLEDGE) ACCEPTS SUCH SHARES OF
     STOCK SUBJECT TO SUCH CONDITIONS.
                    Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:
     NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY
     STATE SECURITIES LAW. NO TRANSFER OF THE WARRANT REPRESENTED BY THIS CERTIFICATE OR OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF TO A
     PERSON OTHER THAN AN AFFILIATE OF THE HOLDER THEREOF SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH
     ANY APPLICABLE STATE SECURITIES LAWS OR (B) THE HOLDER OF THE
     SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE
     COMPANY EITHER A NO ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE
     COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OF ANY APPLICABLE
     STATE SECURITIES LAWS OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR
     RULE 144A UNDER THE SECURITIES ACT AND SUCH HOLDER(S) SHALL HAVE
     DELIVERED TO THE COMPANY A CERTIFICATE IN FORM AND SUBSTANCE
     REASONABLY SATISFACTORY TO THE COMPANY SETTING FORTH THE BASIS FOR
     APPLYING ANY SUCH RULE TO THE PROPOSED TRANSFER.
          {PRIVATE }     "Transfers".  Neither this Warrant nor any shares of
Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to the terms hereof, the Shareholders Agreement, an effective registration statement under the Securities Act and any applicable State Acts or an exemption from the registration provisions thereof. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the first restrictive legend set forth in
Section 8.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.1(b), unless in the Opinion of Counsel to the Holder such legend is not required for the purposes of compliance with

                              -15-
the Securities Act and any applicable State Acts. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.2.
          {PRIVATE }     "Termination of Securities Law Restrictions".
Notwithstanding the foregoing provisions of Section 8, the restrictions imposed by Section 8.2 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.1 shall terminate as to any particular Warrant or share of Restricted Common Stock when the Company shall have received either a no-action letter from the Commission or an Opinion of Counsel reasonably satisfactory to the Company that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:
     THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT CONTAINED IN
     SECTIONS 8.1 AND 8.2 HEREOF TERMINATED ON               , 19  , AND
     ARE OF NO FURTHER FORCE OR EFFECT.
All Warrants issued upon registration or transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.1(a).
          {PRIVATE }     "Listing on Securities Exchange".  If the Company shall
list any shares of Common Stock on any securities exchange or on NASDAQ, it will, at its expense, list thereon, maintain and, when necessary, increase such listing of, all shares of Warrant Stock issued upon the exercise of this Warrant.
          {PRIVATE }     "Nominees for Beneficial Owners".  In the event that
any Warrant Stock is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Warrant Stock for purposes of any request or other action by any holder or holders of Warrant Stock pursuant to this Agreement or any determination of any number or percentage of shares of Warrant Stock held by any holder or holders of Warrant Stock contemplated by this Agreement. If the beneficial owner of any Warrant Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Warrant Stock.
{PRIVATE }     "SUPPLYING INFORMATION"
          The Company shall cooperate with each holder of a Warrant and each holder of Warrant Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission or any state securities commissioner as a condition to the availability of an exemption from the Securities Act or any applicable state securities law for the sale of any Warrant or shares of Warrant Stock. At all times following the completion of an initial public offering of shares of Common Stock of the Company, the Company shall use its best efforts to make public information available so as to afford the holders of the Warrants and the Warrant Stock the benefits of Rule 144 of the Commission in connection with resales, as such Rule may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission.


                              -16-
{PRIVATE }     "LOSS OR MUTILATION"
          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of BOCP or any Affiliate thereof shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.
{PRIVATE }     "OFFICE OF THE COMPANY"
          As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 30941 Suneagle Drive, Mt. Dora, Florida 32757; thereafter, such office shall be the office of the Company or of an agency designated by the Company in a notice delivered to the registered holders of all Warrants.
     {PRIVATE} "REPURCHASE BY THE COMPANY OF WARRANT AND WARRANT STOCK"
          {PRIVATE }"Obligation to Repurchase Warrant or Warrant Stock". The Holder of this Warrant and holder of shares of Warrant Stock issued upon exercise of this Warrant shall have the right to require the Company to repurchase such Warrant or shares of Warrant Stock in accordance with the terms of this Section 12.1 and of Section 12.2 (such rights are sometimes referred to herein as a "Put"). From time to time during the Repurchase Period, the Company shall, upon written notice from the Holder of this Warrant or a holder of shares of Warrant Stock issued upon the exercise of this Warrant (the "Repurchase Notice"), and subject to the provisions of Section 12.2(b) below, repurchase, on the date and in the manner set forth in Section 12.2 below, from such holder:
                         all or the portion of this Warrant (exceeding 10% or,
if less than 10%, the entire remainder) designated in such notice for an amount determined by multiplying (A) the number of shares of Warrant Stock then purchasable upon exercise of this Warrant (or the portion thereof designated by the Holder to be repurchased in such notice) by (B) the difference between (I) the Fair Value per share of Common Stock as of the date of such notice and (II) the Current Warrant Price per share of Common Stock as of the date of such notice; and/or the number of shares of Warrant Stock held by such
holder and designated in such notice for an amount determined by multiplying (A) the number of shares so designated by (B) the Fair Value per share of Common Stock as of the date of such notice;
such amount being herein referred to as the "Repurchase Price." Nothing herein shall preclude the exercise by the Holder of any portion of this Warrant exercisable at any time prior to any repurchase hereunder.
          {PRIVATE }"Determination and Payment of Repurchase Price". The Repurchase Price for any repurchase of Warrants or of Warrant Stock pursuant to
Section 12.1 shall be determined within sixty (60) days of the date of the Repurchase Notice (with a notice as to any such Repurchase Price being telecopied to any holder giving such a Repurchase Notice immediately upon determination thereof), and shall be payable within thirty (30) days following the date of such determination of the Repurchase Price. On the date of any repurchase of any portion of this Warrant pursuant to Section 12.1, the Holder shall assign to the Company such Warrant or portion thereof being repurchased,

                              -17-
as the case may be, without any representation or warranty (except as to title), by the surrender of such Warrant at the Designated Office against payment of the Repurchase Price therefor. On the date of any repurchase pursuant to Section
12.1 of any shares of Warrant Stock issued upon the exercise hereof, each holder thereof shall transfer to the Company the shares of Warrant Stock being repurchased, without representation or warranty (except as to title), by the surrender of a certificate or certificates representing such shares duly endorsed for transfer or accompanied by a duly-executed stock power against payment of the Repurchase Price therefor. Payment of the Repurchase Price shall be made in the following order of priority (a) cash, delivered by means of wire transfer to an account in a bank located in the United States designated by such holder for such purpose or a certified or official bank check payable to the order of such holder, to the extent that the repurchase does not result in the Company's having a ratio of the sum of long term liabilities, the current portion of long term Indebtedness and short term Indebtedness to financial institutions for borrowed money to common stockholder's equity (determined in accordance with GAAP, consistently applied) in excess of three to one (3:1), (b) by delivery of shares of Restricted Common Stock provided that there shall first have been a Qualifying Public Offering and/or (c) by delivery of a promissory note (i) requiring payment of principal in twenty (20) equal quarterly installments, (ii) requiring quarterly payment of interest on the unpaid principal balance at a rate equal to two percent (2%) in excess of the prime rate announced by Key Bank (Cleveland, Ohio) or its successor from time to time, changing when and as such prime rate changes (subject, however, to the maximum rate permitted by applicable law), (iii) which is secured by all of the shares of Warrant Stock being repurchased (or which would have been repurchased in the event the Warrant itself is repurchased) and (iv) which is not subordinated to any other Indebtedness of the Company other than that owing to Senior Lenders; provided, however, that any subordination of indebtedness shall be on terms substantially equivalent to those set forth in the Subordination Agreement referred to in the Series A Note. If less than all of this Warrant is being repurchased, the Company shall, pursuant to Section 3, cancel such Warrant and issue in the name of, and deliver to, the Holder hereof a new Warrant for the portion not being repurchased, and if less than all the shares of Warrant Stock represented by any certificate are being repurchased, the Company shall issue a new certificate to the holder representing the shares not being repurchased.
               Option to Redeem Warrant or Warrant Stock. The Company shall have the right to redeem from the Holder of this Warrant and the holders of shares of Warrant Stock issued upon exercise of this Warrant such Warrant or shares of Warrant Stock in accordance with the terms of this Section 12.3 and of
Section 12.4 (such rights are sometimes referred to herein as a "Call"). From time to time during the Early Redemption Period or Redemption Period (whichever is applicable), the Company shall, upon written notice to the Holder of this Warrant or a holder of shares of Warrant Stock issued upon the exercise of this Warrant (the "Redemption Notice"), redeem, on the date and in the manner set forth in Section 12.4 below, from such holder:
                         all or the portion of this Warrant designated in such
notice for an amount determined by multiplying (A) the number of shares of Warrant Stock then purchasable upon exercise of this Warrant (or the portion thereof designated by the Holder to be repurchased in such notice) by (B) the difference between (I) the Fair Value per share of Common Stock as of the date of such notice and (II) the Current Warrant Price per share of Common Stock as of the date of such notice; and/or the number of shares of Warrant Stock held by such
holder and designated in such notice for an amount determined by multiplying (A) the number of shares so designated by (B) the Fair Value per share of Common Stock as of the date of such notice;


                              -18-
such amount being herein referred to as the "Redemption Price." Nothing herein shall preclude the exercise by the Holder of any portion of this Warrant exercisable at any time prior to any repurchase hereunder.
               Determination and Payment of Redemption Price. The Redemption Price for any redemption of Warrants or of Warrant Stock pursuant to Section
12.3 shall be determined within sixty (60) days of the date of the Redemption Notice (with a notice as to any such Redemption Price being telecopied to any holder being given such a Redemption Notice immediately upon determination thereof), and shall be payable within thirty (30) days following the date of such determination of the Redemption Price. On the date of any redemption of any portion of this Warrant pursuant to Section 12.3, the Holder shall assign to the Company such Warrant or portion thereof being repurchased, as the case may be, without any representation or warranty (except as to title), by the surrender of such Warrant at the Designated Office against payment of the Redemption Price therefor. On the date of any redemption pursuant to Section
12.3 of any shares of Warrant Stock issued upon the exercise hereof, each holder thereof shall transfer to the Company the shares of Warrant Stock being repurchased, without representation or warranty (except as to title), by the surrender of a certificate or certificates representing such shares duly endorsed for transfer or accompanied by a duly-executed stock power against payment of the Redemption Price therefor. Payment of the Redemption Price shall be made at the option of the holder of such Warrant or shares of Warrant Stock by (i) wire transfer to an account in a bank located in the United States desig-nated by such holder for such purpose or (ii) a certified or official bank check payable to the order of such holder. If less than all of this Warrant is being redeemed, the Company shall, pursuant to Section 3, cancel such Warrant and issue in the name of, and deliver to, the Holder hereof a new Warrant for the portion not being redeemed, and if less than all the shares of Warrant Stock represented by any certificate are being redeemed, the Company shall issue a new certificate to the holder representing the shares not being redeemed.
     REGISTRATION RIGHTS, ETC.
          INTENTIONALLY LEFT BLANK

          Company Registration.
               Notice of Registration. If the Company shall determine to register any of its securities either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit or stock option plans, a registration relating solely to securities to be issued in connection with the acquisition of any entity or business, a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:
                 promptly give written notice of the proposed registration to the Holder and each Registrable Securityholder (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable State Acts); and
                 include in such registration (and any related qualification under the applicable State Acts or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Registrable Securityholder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 13.2(b) below.
               Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the

                              -19-
Company shall so advise the Registrable Securityholders as part of the written notice given pursuant to Section 13.2(a)(i). In such event, the right of any Registrable Securityholder to registration pursuant to this Section 13.2 shall be conditioned upon such Registrable Securityholder's participation in such underwriting and the inclusion of such Registrable Securityholder's Registrable Securities in the underwriting to the extent provided herein. All Registrable Securityholders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Securityholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 13.2, if the representatives of the underwriter or underwriters determine that marketing factors make it advisable to impose a limitation on the number of shares to be underwritten, the representatives of the underwriter or underwriters may exclude from such registration and underwriting some or all of the Registrable Securities that would otherwise be registered pursuant hereto, and the number of shares that may be included in the registration and underwriting on behalf of such Registrable Securityholders and Other Securityholders shall be allocated among such Registrable Securityholders and Other Securityholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities that they had requested to be included in such registration at the time of filing the registration statement. If any Registrable Securityholder or any Other Securityholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the representatives of the underwriter or underwriters.
          Registration on Form S-2 or Form S-3 . The Company shall use its best efforts to qualify for the use of Form S-2 and Form S-3 or any comparable or successor form or forms of the Commission; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act, in accordance with the provisions of the Exchange Act and rules and regulations thereunder following the effective date of the first registration of any securities of the Company on Form S-1 or Form S-18 or any comparable or successor form or forms of the Commission.
          Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Sections 13.2 and 13.3 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.
          Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 13, the Company will keep each Registrable Securityholder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:
          (a) to the extent allowed by the Securities Act and the rules and regulations of the Commission, keep such registration effective for a period of sixty (60) days or until the Registrable Securityholder or Registrable Securityholders have completed the distribution described in the registration statement, whichever first occurs;
          (b) furnish such number of prospectuses and other documents incident thereto as a Registrable Securityholder from time to time may reasonably request; and
          (c) use its best efforts to register or qualify the Registrable Securities under the State Acts of such jurisdictions as any Registrable Securityholder may reasonably request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration,

                              -20-
qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.
          Indemnification.
          (a) The Company, with respect to each registration, qualification or compliance effected pursuant to this Section 13, will defend, indemnify and hold harmless each Registrable Securityholder, each of its officers, directors or partners, and each party controlling such Registrable Securityholder, and each underwriter, if any, and each party controlling any such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other such material documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any State Act or any rule or regulation thereunder applicable to the Company and relating to an action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse such Registrable Securityholders, officers, directors, partners, underwriters or control persons for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided , however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any such untrue statement (or alleged untrue statement) or omission (or alleged omission) based solely upon written information furnished to the Company by such Registrable Securityholder or underwriter, as the case may be, and stated to be specifically for use therein.
          (b) Each Registrable Securityholder and Other Securityholder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, defend, indemnify and hold harmless the Company, each of its officers and directors and each party controlling the Company, and each underwriter, if any, and each party controlling any such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other such material documents (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Registrable Securityholder or Other Securityholder of the Securities Act or any State Act or any rule or regulation thereunder applicable to the Registrable Securityholder or Other Securityholder and relating to an action or inaction required of the Registrable Securityholder or Other Securityholder in connection with any such registration, qualification or compliance, and will reimburse the Company, such officers, directors, underwriters or control persons for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case only to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any such untrue statement (or alleged untrue statement) or omission (or alleged omission) based solely upon written information furnished to the Company by such Registrable Securityholder or Other Securityholder, as the case may be, and stated to be specifically for use therein; provided, however, that the obligations of such Registrable Securityholders and Other Securityholders hereunder shall be limited to an amount equal to the proceeds to each such

                              -21-
Registrable Securityholder or Other Securityholder of securities sold as contemplated herein.
          (c) Each party entitled to indemnification under this Section 13.6 (the "Indemnified Party") shall give notice to the party that allegedly is obligated hereunder to indemnify the Indemnified Party (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party); and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 13.6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
          Information by Holder. Each holder of Registrable Securities, and each Other Securityholder holding securities included in any registration, shall furnish to the Company such information regarding such holder or Other Registrable Securityholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 13.
{PRIVATE }     "DILUTION FEE"
          In the event that the Company at any time after the Original Issue Date shall pay a dividend or make any other distribution with respect to its Common Stock (or any other shares of the capital stock of the Company for which this Warrant becomes exercisable pursuant to Section 4 above) in the form of cash or other property (other than a stock dividend subject to the provisions of
Section 4.1 above), then the Holder of this Warrant shall be entitled to receive a dilution fee (a "Dilution Fee") payable in cash on the date of payment of such dividend or other distribution equal to the number of shares of Warrant Stock (or such other shares of stock) issuable upon exercise of this Warrant on such date multiplied by the amount of cash and the fair market value of any other property distributed with respect to each share of Common Stock (or such other stock). The fair market value of any such other property shall mean the fair market value thereof, as determined by the Board of Directors of the Company in good faith and supported, upon the request of the Majority Warrant Holders, and at the expense of the Holders, by an opinion of an investment banking or appraisal firm of recognized national standing selected by the Company and reasonably acceptable to such Majority Warrant Holders.
{PRIVATE }     "MISCELLANEOUS"
          {PRIVATE }"Nonwaiver". No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.
          {PRIVATE } "Notice Generally" . All notices and other communications provided for hereunder shall be in writing and mailed by certified mail, return receipt requested, telecopied, telegraphed, telexed, cabled, or personally delivered, at the addresses of the parties hereto (until

                              -22-
notice of a change thereof is delivered as provided herein) as set forth below each party's name as set forth in Section 11.4 of the Stock Purchase Agreement. All such notices and communications shall be effective three Business Days after being deposited in the mails, or on the first Business Day following confirmation of receipt when telecopied, telegraphed, telexed, cabled or personally delivered.
          {PRIVATE }"Indemnification". If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the Default Rate on any amounts due and owing to such holder or on such unpaid Repurchase Price and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such holder in collecting any amounts due hereunder. The Company agrees to defend, protect, indemnify and hold harmless the Holder hereof and its Affiliates and the holders of any Warrant Stock issued upon the exercise hereof and their Affiliates and their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such indemnified party) in connection with any investigative, administrative or judicial proceedings (whether or not such indemnified party is a party thereto) imposed on, incurred by, or asserted against such indemnified party (whether direct, indirect or consequential) incurred in connection with or arising from a Company Default.
          {PRIVATE }"Limitation of Liability". No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
          {PRIVATE }"Remedies". Each holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.
          {PRIVATE }"Successors and Assigns". This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and permitted assigns. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such holder. The Company shall not have the right to assign any of its rights and obligations under this Warrant without the prior written consent of the Holders.
          {PRIVATE }"Amendment". This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended if the effect thereof is to (i) reduce the number of shares of Common Stock for which such Warrant is exercisable, (ii) increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) or (iii) have a material adverse affect on the rights the Holders without the written consent of the holder thereof.
          {PRIVATE } "Severability". In case any provision in or obligation under this Warrant shall be invalid, illegal or unenforceable

                              -23-
in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          {PRIVATE }"Headings". The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
          {PRIVATE }"Governing Law". This Warrant shall be governed by, and construed in accordance with, the laws of the State of Florida.
          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and attested by its duly authorized officers.

                              ECB, INC.
ATTEST:

                              By:
---------------------------        -------------------------
                                   Name:
                                   Title:

Dated:            , 1996
      ------------

88/HANDEX/18746FDC.939

                             ANNEX A
                        SUBSCRIPTION FORM
         [To be executed only upon exercise of Warrant]

          The undersigned registered owner of this Warrant irrevocably exercises
this Warrant for the purchase of        Shares of Common Stock of ECB, Inc. and
herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to
                   whose address is                                     and, if
such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                              -----------------------------------
                              (Name of Registered Owner)

                              -----------------------------------
                              (Signature of Registered Owner)

                              ------------------------------------
                              (Street Address)

                              ------------------------------------
                              (City)       (State)      (Zip Code)


88/HANDEX/18746FDC.939

                             ANNEX B
                         ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:
                                             No. of Shares
Name and address of Assignee                 of Common Stock
and does hereby irrevocably constitute and appoint
                             attorney-in-fact to register such transfer onto the
books of ECB, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                        Print Name:
       ---------------                    ------------------------
                              Signature:
                                          ------------------------
                              Witness:
                                          ------------------------

88/HANDEX/18746FDC.939